Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(868,667)
Unrealized Gain (Loss) on Market Value of Futures	1,023,367
Dividend Income	5,786
Interest Income	7,657
Total Income (Loss)	$168,143

Expenses
General Partner Management Fees	$4,857
Professional Fees	5,209
Brokerage Commissions	1,117
Non-interested Directors' Fees and Expenses	78
NYMEX License Fee	121
Total Expenses	11,382
Expense Waiver	(5,301)
Net Expenses	$6,081
Net Income (Loss)	$162,062

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$9,747,463
Net Income (Loss)	162,062

Net Asset Value End of Month	$9,909,525
Net Asset Value Per Share (200,000 Shares)	$49.55

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612